EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We hereby consent to the use in this Amendment No. 1 to the Registration Statement of Gulf United Energy, Inc. on Form S-1 of our report dated November 29, 2011 relating to the financial statements of Gulf United Energy, Inc., which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in this registration statement.

/S/ Harper & Pearson Company, P.C.
Houston, Texas
July 6, 2012